EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into the Company’s previously filed Registration Statements, File Nos. 333-71635 and 333-85641.

Arthur Andersen LLP

Vienna, Virginia
September 5, 2001